RCI Files 10-Q and Reports Continued Strong Core 1Q18 Results

HOUSTON – March 7, 2018 – RCI Hospitality Holdings, Inc. (Nasdaq: RICK) today announced it has filed its 10-Q for the Fiscal 2018 first quarter ended December 31, 2017. The company also announced continued strong core 1Q18 results.

1Q18 vs. 1Q17

●	GAAP EPS of $1.47 per diluted share compared to $0.30, with non-GAAP* EPS of $0.53 compared to $0.31
●	1Q18 GAAP results included $9.7 million non-cash reduction of deferred tax liability as a consequence of the new Tax Cuts and Jobs Act and $827 thousand in interest expense covering debt issuance costs and prepayment penalties related to the previously announced debt refinancing
●	Total revenues of $41.2 million compared to $33.7 million on 45 and 41 units, respectively
●	Basic and diluted share count declined 0.5% and 1.0%, respectively, due to previously announced share repurchases and retirement of convertible debt in prior periods
●	Based on net cash provided by operating activities of $8.1 million, less maintenance capital expenditures of $0.6 million, free cash flow (FCF)* totaled $7.5 million compared to $5.1 million

FY18 Outlook

●	RCI is maintaining its FY18 FCF target of $23 million, recently announced February 14, 2018
●	The target incorporates RCI’s preliminary estimate of the impact of the new Tax Cuts and Jobs Act, which is expected to significantly reduce the company’s estimated tax rate

Conference Call Today at 4:30 PM ET

●	A conference call to discuss 1Q18 results, outlook and related matters will be held today at 4:30 PM ET
●	Live Participant Dial In: Toll Free at 877-407-9210 and International at 201-689-8049
●	To access the live webcast, slides or replay, visit: http://www.investorcalendar.com/event/26652
●	Phone replay: Toll Free at 877-481-4010 and International at 919-882-2331 (Passcode: 26652)

Meet Management Tonight at 6:00 PM ET

Eric Langan, President & CEO, invites investors to meet management at one of RCI’s top revenue generating clubs.

●	When: Tonight, 6:00 PM to 8:00 PM ET
●	Where: Rick’s Cabaret New York, at 50 W. 33rd Street, New York, NY, between Fifth Avenue and Broadway
●	RSVP: With your contact information to gary.fishman@anreder.com

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CEO Comment

“We are pleased to report results and file our 10-Q for the December quarter, making us current in all of our required filings with the SEC,” said Eric Langan, President & CEO.

“We generated strong first quarter results. Total revenues increased 22.1% year over year due to a 16.0% increase from new units and a 6.9% increase in same-store sales. Non-GAAP operating income rose 44.0% as non-GAAP operating margin expanded 340 basis points. This reflected increased operating leverage and an overall improved portfolio of clubs and restaurants. GAAP EPS increased to $1.47 from $0.30, non-GAAP EPS increased 71.0% to $0.53 from $0.31, and free cash flow grew 47.0% to $7.5 million, keeping us firmly on track with our recently upwardly revised $23 million FY18 FCF target.

“Operating income included approximately $500 thousand in additional expenses related to transitioning to our new financial reporting system and working to complete our year-end audit. Interest expense included $827 thousand in debt issuance costs and prepayment penalties related to closing the new bank loan. All of these expenses were more than offset by a $9.7 million reduction of deferred tax liability as a consequence of the new Tax Cuts and Jobs Act. Our non-GAAP calculations exclude the $827 thousand in interest and $9.7 million tax benefit.

“Looking ahead, positive revenue trends have continued through 2Q18 to date. As we most recently reported, in January, business was good even with some bad weather. In February, we had good sales related to the pro football championship in multiple markets. In March, major college basketball tournaments in New York City and in Charlotte are expected to benefit our four clubs in those markets.

“Our FY18 plan continues to be opening a new Bombshells by the end of the current quarter. This would be the first of three new Bombshells in development in the Houston area. As a result of the Tax Cuts and Jobs Act, for the full year FY18 we anticipate an effective federal tax rate of 24.5% and a total effective tax rate of 26.5%, which includes state and local taxes.”

1Q18 Analysis (comparisons to 1Q17, unless otherwise noted)

Total Revenues

●	Total revenues increased $7.5 million, or 22.1%, as all core revenue lines continued to grow. Beverage revenues rose $3.4 million (23.9%), higher margin service revenues $2.4 million (17.9%), and food $1.1 million (26.1%).
●	The second full quarter of Scarlett’s Cabaret Miami and Scarlett’s Cabaret St. Louis, both acquired in 3Q17, and the first full quarter of our Bombshells Restaurant & Bar on Highway 290 in Houston, which opened 4Q17, altogether added $5.2 million in new revenues.
●	Overall, revenues also benefited from strong marketing related to televised pro baseball, football and mixed martial arts sporting events. In particular, RCI’s Bombshells sports bars/restaurants in Texas enjoyed noticeably increased traffic in October with the Houston Astros winning all the way through the playoffs and World Series.

Operating Income & Margin

●	Operating income increased 44.3% to $9.1 million (22.2% of revenues) from $6.3 million (18.8%).
●	Gross profit margin increased 20 basis points to 85.7% of revenues, reflecting increases in higher margin service and beverage revenues.
●	Operating expenses increased $4.7 million, but as a percent of revenues, declined 341 basis points to 77.8%.

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●	On a non-GAAP basis, operating income increased 44.0%, to $9.3 million (22.5%) from $6.4 million (19.1%).

Nightclubs Segment

●	Sales increased 20.3% to $35.2 million from $29.3 million, with 40 units compared to 37.
●	Same-store sales increased 7.1%.
●	Operating income increased 45.1% to $13.4 million (38.0% of sales) from $9.2 million (31.5%).
●	On a non-GAAP basis, operating income increased 44.4% to $13.4 million (38.0%) from $9.3 million (31.7%).

Bombshells Segment

●	Sales increased 35.7% to $5.8 million from $4.3 million, with 5 units compared to 4, reflecting the addition of a larger unit on busy Highway 290 in Houston.
●	Same-store sales increased 5.6% as customers continue to be attracted to our military themed social dining concept with our Bombshells Girls, where you can have a great time and great food, watch the game, listen to music and hang out with friends or family.
●	Operating income increased 39.7% to $0.891 million (15.3% of sales) compared to $0.638 million (14.9%).

Other Metrics

●	Cash and cash equivalents increased 20.5% to $12.0 million at December 31, 2017 from $9.9 million at September 30, 2017.
●	Adjusted EBITDA increased 38.6% to $11.1 million—the highest level in the last two years—in 1Q18 from $8.0 million in 1Q17.
●	RCI’s FY18 FCF target of $23 million is based on estimated net cash provided by operating activities of approximately $25.5 million, less maintenance capex of approximately $2.5 million.
●	The Effective Tax Rate was 25.4% in 1Q18 excluding the effect of the $9.7 million reduction in deferred tax liability. This compares to 33.3% in 1Q17.

*Non-GAAP Financial Measures

In addition to our financial information presented in accordance with GAAP, management uses certain non-GAAP financial measures, within the meaning of the SEC Regulation G, to clarify and enhance understanding of past performance and prospects for the future. Generally, a non-GAAP financial measure is a numerical measure of a company’s operating performance, financial position or cash flows that excludes or includes amounts that are included in or excluded from the most directly comparable measure calculated and presented in accordance with GAAP. We monitor non-GAAP financial measures because it describes the operating performance of the Company and helps management and investors gauge our ability to generate cash flow, excluding items that management believes are not representative of the ongoing business operations of the Company, but are included in the most directly comparable measures calculated and presented in accordance with GAAP. Relative to each of the non-GAAP financial measures, we further set forth our rationale as follows:

●	Non-GAAP Operating Income and Non-GAAP Operating Margin. We exclude from non-GAAP operating income and non-GAAP operating margin amortization of intangibles, gains or losses on sale of assets, gain on insurance, and settlement of lawsuits. We believe that excluding these items assists investors in evaluating period-over-period changes in our operating income and operating margin without the impact of items that are not a result of our day-to-day business and operations.
●	Non-GAAP Net Income and Non-GAAP Net Income per Diluted Share. We exclude from non-GAAP net income and non-GAAP net income per diluted share amortization of intangibles, costs and charges related to debt refinancing, income tax expense (benefit), gains or losses on sale of assets, gain on insurance, and settlement of lawsuits, and include the non-GAAP provision for current and deferred income taxes, calculated at 26.5% and 33% effective tax rate of the pre-tax non-GAAP income before taxes for the quarter ended December 31, 2017 and 2016, respectively, because we believe that excluding and including such items help management and investors better understand our operating activities.

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●	Adjusted EBITDA. We exclude from adjusted EBITDA depreciation expense, amortization of intangibles, income tax expense (benefit), net interest expense, gains or losses on sale of assets, gain on insurance, and settlement of lawsuits because we believe that adjusting for such items helps management and investors better understand operating activities. Adjusted EBITDA provides a core operational performance measurement that compares results without the need to adjust for federal, state and local taxes which have considerable variation between domestic jurisdictions. The results are, therefore, without consideration of financing alternatives of capital employed. We use adjusted EBITDA as one guideline to assess our unleveraged performance return on our investments. Adjusted EBITDA is also the target benchmark for our acquisitions of nightclubs.
●	Management also uses non-GAAP cash flow measures such as free cash flow. Free cash flow is derived from net cash provided by operating activities less maintenance capital expenditures. We use free cash flow as the baseline for the implementation of our capital allocation strategy.

Notes

●	Unit counts above are at period end.
●	All references to the “company,” “we,” “our,” and similar terms include RCI Hospitality Holdings, Inc. and its subsidiaries, unless the context indicates otherwise.
●	Planned opening dates are subject to change due to weather, which could affect construction schedules, and when final municipal inspections can be scheduled.

About RCI Hospitality Holdings, Inc. (Nasdaq: RICK)

With 45 units, RCI Hospitality Holdings, Inc., through its subsidiaries, is the country’s leading company in gentlemen’s clubs and sports bars/restaurants. Clubs in New York City, Miami, Philadelphia, Charlotte, Dallas/Ft. Worth, Houston, Minneapolis and other cities operate under brand names, such as Rick’s Cabaret, XTC, Club Onyx, Vivid Cabaret, Jaguars, Tootsie’s Cabaret, and Scarlett’s Cabaret. Sports bars/restaurants operate under the brand name Bombshells Restaurant & Bar. Please visit http://www.rcihospitality.com/

Forward-Looking Statements

This press release may contain forward-looking statements that involve a number of risks and uncertainties that could cause the company’s actual results to differ materially from those indicated in this press release, including the risks and uncertainties associated with operating and managing an adult business, the business climates in cities where it operates, the success or lack thereof in launching and building the company’s businesses, risks and uncertainties related to cybersecurity, conditions relevant to real estate transactions, and numerous other factors such as laws governing the operation of adult entertainment businesses, competition and dependence on key personnel. The company has no obligation to update or revise the forward-looking statements to reflect the occurrence of future events or circumstances.

Media & Investor Contacts

Gary Fishman and Steven Anreder at 212-532-3232 or gary.fishman@anreder.com and steven.anreder@anreder.com

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RCI HOSPITALITY HOLDINGS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

($ in thousands, except per share data)

(unaudited)

	For the Three Months
	Ended December 31,
	2017	2016
Revenues
Sales of alcoholic beverages	$17,805	$14,375
Sales of food and merchandise	5,307	4,207
Service revenues	15,889	13,475
Other	2,211	1,682
Total revenues	41,212	33,739
Operating expenses
Cost of goods sold
Alcoholic beverages sold	3,755	3,168
Food and merchandise sold	2,094	1,653
Service and other	36	60
Total cost of goods sold (exclusive of items shown separately below)	5,885	4,881

Salaries and wages	11,377	9,652
Selling, general and administrative	12,812	11,193
Depreciation and amortization	1,909	1,618
Other charges, net	89	62
Total operating expenses	32,072	27,406
Income from operations	9,140	6,333
Other income (expenses)
Interest expense	(3,079)	(2,015)
Interest income	67	37
Income before income taxes	6,128	4,355
Income tax expense (benefit)	(8,227)	1,450
Net income	14,355	2,905
Net income attributable to noncontrolling interests	(44)	(7)
Net income attributable to RCIHH common shareholders	$14,311	$2,898

Earnings per share attributable to RCIHH common shareholders
Basic	$1.47	$0.30
Diluted	$1.47	$0.30
Weighted average number of common shares outstanding
Basic	9,719	9,768
Diluted	9,719	9,814

Dividends per share	$0.03	$0.03

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RCI HOSPITALITY HOLDINGS, INC.

NON-GAAP FINANCIAL MEASURES

($ in thousands, except per share data)

	For the Three Months
	Ended December 31,
	2017	2016
Reconciliation of GAAP net income to Adjusted EBITDA
Net income attributable to RCIHH common shareholders	$14,311	$2,898
Income tax expense (benefit)	(8,227)	1,450
Interest expense, net	3,012	1,978
Settlement of lawsuits	27	73
Loss (gain) on sale of assets	82	(11)
Gain on insurance	(20)	-
Depreciation and amortization	1,909	1,618
Adjusted EBITDA	$11,094	$8,006

Reconciliation of GAAP net income to non-GAAP net income
Net income attributable to RCIHH common shareholders	$14,311	$2,898
Amortization of intangibles	48	46
Costs and charges related to debt refinancing	827	-
Settlement of lawsuits	27	73
Income tax expense (benefit)	(8,227)	1,450
Loss (gain) on sale of assets	82	(11)
Gain on insurance	(20)	-
Non-GAAP provision for income taxes	(1,868)	(1,470)
Non-GAAP net income	$5,180	$2,986

Reconciliation of GAAP diluted net income per share to non-GAAP diluted net income per share
Fully diluted shares	9,719	9,814
GAAP diluted net income per share	$1.47	$0.30
Costs and charges related to debt refinancing	0.09	-
Settlement of lawsuits	0.00	0.01
Income tax expense (benefit)	(0.85)	0.15
Loss (gain) on sale of assets	0.01	(0.00)
Gain on insurance	(0.00)	-
Non-GAAP provision for income taxes	(0.19)	(0.15)
Non-GAAP diluted net income per share	$0.53	$0.31

Reconciliation of GAAP operating income to non-GAAP operating income
Income from operations	$9,140	$6,333
Amortization of intangibles	48	46
Settlement of lawsuits	27	73
Loss (gain) on sale of assets	82	(11)
Gain on insurance	(20)	-
Non-GAAP operating income	$9,277	$6,441

Reconciliation of GAAP operating margin to non-GAAP operating margin
GAAP operating margin	22.2%	18.8%
Amortization of intangibles	0.1%	0.1%
Settlement of lawsuits	0.1%	0.2%
Loss (gain) on sale of assets	0.2%	-0.0%
Gain on insurance	-0.0%	-
Non-GAAP operating margin	22.5%	19.1%

Reconciliation of GAAP net cash provided by operating activities to non-GAAP free cash flow
Net cash provided by operating activities	$8,145	$5,521
Less: Maintenance capital expenditures	608	394
Free cash flow	$7,537	$5,127

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RCI HOSPITALITY HOLDINGS, INC.

SEGMENT INFORMATION

($ in thousands)

	For the Three Months
	Ended December 31,
	2017	2016
Revenues
Nightclubs	$35,218	$29,282
Bombshells	5,828	4,295
Other	166	162
	$41,212	$33,739

Income (loss) from operations
Nightclubs	$13,371	$9,216
Bombshells	891	638
Other	(137)	(341)
General corporate	(4,985)	(3,180)
	$9,140	$6,333

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RCI HOSPITALITY HOLDINGS, INC.

NON-GAAP SEGMENT INFORMATION

($ in thousands)

	For the Three Months Ended December 31, 2017
	Nightclubs	Bombshells	Other	Corp	Total
Income (loss) from operations	$13,371	$891	$(137)	$(4,985)	$9,140
Amortization of intangibles				48	48
Settlement of lawsuits	27				27
Loss on sale of assets				82	82
Gain on insurance				(20)	(20)
Non-GAAP operating income (loss)	$13,398	$891	$(137)	$(4,875)	$9,277

GAAP operating margin	38.0%	15.3%	-82.5%		22.2%
Non-GAAP operating margin	38.0%	15.3%	-82.5%		22.5%

	For the Three Months Ended December 31, 2016
	Nightclubs	Bombshells	Other	Corp	Total
Income (loss) from operations	$9,216	$638	$(341)	$(3,180)	$6,333
Amortization of intangibles				46	46
Settlement of lawsuits	73				73
Gain on sale of assets	(11)				(11)
Non-GAAP operating income (loss)	$9,278	$638	$(341)	$(3,134)	$6,441

GAAP operating margin	31.5%	14.9%	-210.5%		18.8%
Non-GAAP operating margin	31.7%	14.9%	-210.5%		19.1%

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